EXHIBIT 5


                                                 June ____, 1998

ASD Group, Inc.
1 Industry Street
Poughkeepsie, New York  12603

         RE: ASD GROUP, INC. (THE COMPANY) WARRANTS TO PURCHASE SHARES OF COMMON STOCK

To Whom It May Concern:

         The undersigned are the holders of warrants to purchase in the aggregate 123,750 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at a price of $2.69 per share, which warrants are evidenced by a series of Warrant Certificates issued on or about August 29, 1996 (the "Certificates"). The undersigned has been advised by the Company that the Company is currently in the process of effecting a Restructuring of some of its debt and a financing to raise additional capital for the Company (the "Restructuring"), which transactions involve the granting of additional warrants and the sale of additional shares of Common Stock. The Company hereby represents to the undersigned that (i) the Restructuring would increase the number of shares subject to the warrants from 123,750 to approximately 477,000 and would reduce the exercise price thereof to approximately $.77 per share; and (ii) the investor financing the Restructuring is unwilling to proceed with the Restructuring and financing unless the undersigned agree to the modifications set forth below. In connection with such Restructuring, the undersigned agree as follows:

         1. The undersigned agree that immediately upon approval of the Restructuring by the Company's stockholders, the Certificates will be cancelled and replaced with warrants to purchase in the aggregate 400,000 shares of the Company's common stock at an exercise price of $1.50 per share. Upon approve of the Restructuring, the Certificates will be automatically cancelled and null and void for all business purposes, without any further action by either party. Notwithstanding the foregoing, within ten days of the date the undersigned receives notice of the approval, the undersigned will return these Certificates to the Company for cancellation provided the Company provides the undersigned with the replacement Warrants to Purchase Common Stock in the form attached hereto as Exhibit A (the "New Warrant").


         2. The Company agrees to register the re-sale of the shares of Common Stock (the "Warrant Shares") on the terms described in the New Warrant. Notwithstanding the registration of the re-sale of the Warrant Shares, the undersigned acknowledge and agree that 50% of the Warrant Shares registered for re-sale will be subject to a six-month lock-up from the date such registration statement is declared effective. In addition, the New Warrant and Warrant Shares will continue to be subject to lock-up imposed by The Nasdaq Stock Market, Inc. and may not be sold until November 13, 1998. The undersigned acknowledge that the certificates representing the Warrant Shares will be affixed with a legend describing this restriction. Moreover, the Company's transfer agent will be given stop transfer instructions.


         3. The undersigned and each of its, his or her affiliates, subsidiaries, partners, officers, directors, employees, and other entities that the undersigned controls or as to which the undersigned has the power to grant a release, hereby release and discharge the Company and its respective officers, directors, employees and principal stockholders (collectively, the "Company") from any and all manner of claims, demands, contracts, damages, accounts, sums of money, debts, liabilities, promises, obligations, costs and expenses (including but not limited to attorneys' fees or awards of attorneys' fees and/or costs), causes of action or suits, at law or in equity, of whatsoever kind or nature, whether now known or unknown, suspected or unsuspected (collectively, "Claims"), that the undersigned has or may have had or may have or hereafter shall or may have against the Company, by reason of the Certificates, from the beginning of time to the date of this Agreement. Without in any way limiting the generality of the foregoing release, such release specifically includes but is not limited to, any Claims arising out of or in any way connected with any act or omission committed or omitted by the Company with respect to the Certificates prior to the date of this Agreement.


         4. This Agreement may be executed in one or more counterparts, all of which may be considered one and the same agreement and each of which shall be deemed an original.

         The undersigned acknowledges that this Agreement constitutes an accord and satisfaction and not an executory accord.

                                     Sincerely yours,



                                              /S/ IRWIN PARNES
                                              ----------------------------------
                                              Irwin Parnes

                                              /S/ ILLEGIBLE
                                              ----------------------------------
                                               SUC-TUW Doris Tenenbaum,
                                               FBO Lori Halberg

                                     ATLANTA ALLERGY & ASTHMA
                                     CLINIC

                                     /S/ DENNIS L. SPANGLER
                                     -------------------------------------------
                                     Name: Dennis L. Spangler
                                     Title: Trustee AA & AC Pension Fund
                                            FBO M.S. Carroll

                                     /S/ ALAN PARNES
                                     -------------------------------------------
                                     Alan Parnes

                                     /S/ LEE SILVERSTEIN
                                     -------------------------------------------
                                     Lee Silverstein

                                     /S/ RICHARD MEREL
                                     -------------------------------------------
                                     Richard Merel

                                     /S/ DR. PAUL WOLFSON
                                     -------------------------------------------
                                     Dr. Paul Wolfson

                                     /S/ MICHAEL ABRAMOWITZ
                                     -------------------------------------------
                                     Michael Abramowitz

                                     /S/ DENNIS SPANGLER
                                     -------------------------------------------
                                     Dennis Spangler

                                     /S/ DR. ARNOLD CURNYN
                                     -------------------------------------------
                                     Dr. Arnold Curnyn

                                     /S/ URS FRICKER
                                     -------------------------------------------
                                     Urs Fricker

                                     /S/ MICHAEL EKELUND /S/ OLE STENERSEN
                                     -------------------------------------------
                                     Michael Ekelund
                                     Ole Stenersen
                                     (Swedebank Luxembourg)

                                     -------------------------------------------
                                     Ronald Urman

                                     /S/ ALLEN FISH
                                     -------------------------------------------
                                     Allen Fish

                                     /S/ MITCHELL COHEN
                                     -------------------------------------------
                                     Mitchell Cohen

                                     UNITED INTERNATIONAL SERVICES
                                     EST

                                     By:  /S/ KAMAL MUSTAFA
                                        ----------------------------------------
                                     Name: Kamal Mustafa
                                     Title:

Acknowledged and Agreed to
this _____ day of June, 1998.

ASD GROUP, INC.



By:  /S/ STANLEY F. ZUK
   --------------------------
Name: Stanley F. Zuk
Title: Chief Operating Officer